Funko Reports Second Quarter 2024 Financial Results;
Reiterates 2024 Full-Year Outlook
--Q2 Net Sales, Gross Margin and Adjusted EBITDA - All Above Expectations--
EVERETT, Wash. August 8, 2024 -- Funko, Inc. (Nasdaq: FNKO), a leading pop culture lifestyle brand, today reported its consolidated financial results for the second quarter ended June 30, 2024.
Second Quarter Financial Results Summary: 2024 vs 2023
•Net sales were $247.7 million compared with $240.0 million
•Gross profit was $104.0 million, equal to gross margin of 42.0%. This compares with $70.0 million, equal to gross margin of 29.2%, which included $2.4 million of non-recurring charges
•SG&A expenses were $77.9 million, which included a non-recurring net benefit of $1.5 million, compared with $85.6 million, which included non-recurring charges of $0.8 million. Details related to the non-recurring charges can be found in footnotes 4 and 5 of the attached reconciliations
•Net income was $5.4 million, or $0.10 per diluted share, compared with net loss of $75.9 million, or $1.54 per share
•Adjusted net income* was $5.6 million, or $0.10 per diluted share*, compared with adjusted net loss of $22.3 million, or $0.43 per share
•Adjusted EBITDA* was $27.9 million versus negative adjusted EBITDA* of $7.6 million
“For the 2024 second quarter, net sales, gross margin and adjusted EBITDA were all above our expectations,” said Cynthia Williams, Funko’s recently named Chief Executive Officer. “Our performance was primarily driven by strong demand for our core collectible products in Europe and other international markets, Pop! Yourself and Bitty Pop!, as well as solid growth in our direct-to-consumer business. Higher than anticipated margins on sales in the value channel and resulting inventory reserve relief were key contributors to our better-than-expected gross margin of 42%.
“Turning to our balance sheet, we lowered our inventory levels to $109.0 million at June 30, 2024 from $112.3 million at March 31, 2024 and reduced our debt by $22.5 million to $223.9 million at June 30, 2024 from $246.4 million at March 31, 2024.
"Having joined Funko two months ago, I look forward to leading Funko through the next stage of our growth. I am enthused by our fans and excited about our business, products and opportunities. The team is actively working on developing our plans for 2025 and beyond. We are taking a fan-centric approach, which revolves around delighting our core fans, attracting and serving new fans, selling where the fans are and improving the fan experience. These four fundamental principles are core to our growth because great products keep our fans coming back, there are new fans we can reach, especially by selling to them directly or in venues they frequent, and keeping fans at the center of all we do breeds loyalty and long-term value. We expect to provide further details on these plans in the coming quarters."
Leadership Update

The company also announced today the appointment of Yves Le Pendeven as Chief Financial Officer. Since joining Funko five years ago, Le Pendeven has held several roles as a senior finance executive, most recently serving as Acting Chief Financial Officer and before that as Deputy Chief Financial Officer.

Second Quarter 2024 Net Sales by Category and Geography
The tables below show the breakdown of net sales on a brand category and geographical basis (in thousands):

	Three Months Ended June 30,		Period Over Period Change
	2024	2023	Dollar	Percentage
Net sales by brand category:
Core Collectible	$186,738	$175,473	$11,265	6.4%
Loungefly	41,483	47,922	(6,439)	(13.4)%
Other	19,436	16,633	2,803	16.9%
Total net sales	$247,657	$240,028	$7,629	3.2%

	Three Months Ended June 30,		Period Over Period Change
	2024	2023	Dollar	Percentage
Net sales by geography (shipped to):
United States	$163,021	$171,068	$(8,047)	(4.7)%
Europe	60,382	49,966	10,416	20.8%
Other International	24,254	18,994	5,260	27.7%
Total net sales	$247,657	$240,028	$7,629	3.2%
Balance Sheet Highlights - At June 30, 2024 vs December 31, 2023
•Total cash and cash equivalents were $41.6 million at June 30, 2024 compared with $36.5 million at December 31, 2023
•Inventory was $109.0 million at June 30, 2024 down from $119.5 million at December 31, 2023
•Total debt was $223.9 million at June 30, 2024 versus $273.6 million at December 31, 2023. Total debt includes the amount outstanding under the company's term loan facility, net of unamortized discounts, revolving line of credit and equipment finance loan

Outlook for 2024
The company reiterated its 2024 full-year outlook, which assumes, among other things, a strong holiday season, and provided guidance for its 2024 third quarter, which reflects, in part, a pull forward of an estimated $9 million in net sales and $2.5 million of adjusted EBITDA into its 2024 second quarter from the 2024 third quarter, as follows:

Current Outlook
2024 Full Year
Net Sales	$1.047 billion to $1.103 billion
Adjusted EBITDA*	$65 million to $85 million

2024 Third Quarter
Net sales	$282 million to $297 million
Gross margin %	38% to 39%
SG&A expense, in dollars	$90 million to $95 million
Adjusted net income*	$0.5 million to $3 million
Adjusted net income per diluted share*	$0.01 to $0.06
Adjusted EBITDA*	$21 million to $25 million
*Adjusted net income (loss), adjusted net income (loss) per diluted share and adjusted EBITDA are non-GAAP financial measures. For a reconciliation of historical adjusted net income (loss), adjusted net income (loss) per share, and adjusted EBITDA, to the most directly comparable U.S. GAAP financial measures, please refer to the “Use of Non-GAAP Financial Measures” section of this press release. A reconciliation of adjusted net income (loss), adjusted net income (loss) per share and adjusted EBITDA outlook to the corresponding GAAP measure on a forward-looking basis cannot be provided without unreasonable efforts, as we are unable to provide reconciling information with respect to certain items. However, for the third quarter of 2024 the company expects equity-based compensation of approximately $4 million, depreciation and amortization of approximately $16 million and interest expense of approximately $4 million. For the full year 2024, the company expects equity-based compensation of approximately $15 million, depreciation and amortization of approximately $63 million and interest expense of approximately $20 million, each of which is a reconciling item to net loss. See "Use of Non-GAAP Financial Measures" and the attached reconciliations for more information.
Conference Call and Webcast
The company will host a conference call at 4:30 p.m. Eastern Time (1:30 p.m. Pacific Time) today, August 8, 2024, to further discuss its second quarter results and business update. A live webcast and a replay of the event will be available on the Investor Relations section on the Company’s website at investor.funko.com. The replay of the webcast will be available for one year.

Use of Non-GAAP Financial Measures
This release contains references to non-GAAP financial measures, including adjusted net income (loss), including per share amounts, adjusted EBITDA, adjusted EBITDA margin and adjusted net income (loss) margin, which are financial measures that are not prepared in conformity with United States generally accepted accounting principles (U.S. GAAP). Management uses these measures internally for evaluating its operating performance, for planning purposes, including the preparation of our annual operating budget and financials projections, and to assess incentive compensation for our employees, and to evaluate our capacity to expand our business. In addition, our senior secured credit facilities use adjusted EBITDA to measure our compliance with covenants, such as senior leverage ratio. The company's management believes that the presentation of non-GAAP financial measures provides useful supplementary information regarding operational performance because it enhances an investor's overall understanding of the financial results for the company's core business. Additionally, it provides a basis for the comparison of the financial results for the company's core business between current, past and future periods as they remove the impact of items not directly resulting from our core operations. The company also believes that including adjusted EBITDA and the other non-GAAP financial measures presented in this release is appropriate to provide additional information to investors and help to compare against other companies in our industry. Non-GAAP financial measures have limitations as analytical tools and should be considered only as a supplement to, and not as a substitute for or as a superior measure to, financial measures prepared in accordance with U.S. GAAP. We caution investors that amounts presented in accordance with our definitions of adjusted net income (loss), including per share amounts, adjusted EBITDA and adjusted EBITDA margin may not be comparable to similar measures disclosed by our competitors, because not all companies and analysts calculate these measures in the same manner.
Detailed reconciliations of non-GAAP financial measures to the most directly comparable GAAP financial measures are included in the financial tables following this release.
About Funko
Headquartered in Everett, Washington, Funko is a leading pop culture lifestyle brand. Funko designs, sources and distributes licensed pop culture products across multiple categories, including vinyl figures, action toys, plush, apparel, housewares and accessories for consumers who seek tangible ways to connect with their favorite pop culture brands and characters. Learn more at www.funko.com, and follow us on X (Twitter) (@OriginalFunko) and Instagram (@OriginalFunko).

Forward Looking Statements
This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. All statements contained in this press release that do not relate to matters of historical fact should be considered forward-looking statements, including statements regarding our anticipated financial results, including without limitation, equity-based compensation and financial position. These forward-looking statements are based on management’s current expectations. These statements are neither promises nor guarantees, but involve known and unknown risks, uncertainties and other important factors that may cause our actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by the forward-looking statements, including, but not limited to, the following: our ability to execute our business strategy; our ability to manage our inventories and growth; our ability to maintain and realize the full value of our license agreements; impacts from economic downturns; changes in the retail industry and markets for our consumer products; our ability to maintain our relationships with retail customers and distributors; our ability to compete effectively; fluctuations in our gross margin; our dependence on content development and creation by third parties; the ongoing level of popularity of our products with consumers; our ability to develop and introduce products in a timely and cost-effective manner; our ability to obtain, maintain and protect our intellectual property rights or those of our licensors; potential violations of the intellectual property rights of others; risks associated with counterfeit versions of our products; our ability to attract and retain qualified employees and maintain our corporate culture; our use of third-party manufacturing; risks associated with climate change; increased attention to sustainability and environmental, social and governance initiatives; geographic concentration of our operations; risks associated with our international operations; changes in effective tax rates or tax law; our dependence on vendors and outsourcers; risks relating to government regulation; risks relating to litigation, including products liability claims and securities class action litigation; any failure to successfully integrate or realize the anticipated benefits of acquisitions or investments; future development and acceptance of blockchain networks; risks associated with receiving payments in digital assets; risk resulting from our e-commerce business and social media presence; our ability to successfully operate our information systems and implement new technology; risks relating to our indebtedness, including our ability to comply with financial and negative covenants under our Credit Agreement, as amended; our ability to secure additional financing on favorable terms or at all; the potential for our or our third-party providers’ electronic data or the electronic data of our customers to be compromised; the influence of our significant stockholder, TCG, and the possibility that TCG’s interests may conflict with the interests of our other stockholders; risks relating to our organizational structure; volatility in the price of our Class A common stock; and risks associated with our internal control over financial reporting. These and other important factors discussed under the caption “Risk Factors” in our quarterly report on Form 10-Q for the quarter ended June 30, 2024 and our other filings with the Securities and Exchange Commission could cause actual results to differ materially from those indicated by the forward-looking statements made in this press release. Any such forward-looking statements represent management’s estimates as of the date of this press release. While we may elect to update such forward-looking statements at some point in the future, we disclaim any obligation to do so, even if subsequent events cause our views to change. These forward-looking statements should not be relied upon as representing our views as of any date subsequent to the date of this press release.
Investor Relations:
investorrelations@funko.com
Media:
pr@funko.com

Funko, Inc.
Condensed Consolidated Statements of Operations
(Unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2024	2023	2024	2023
	(In thousands, except per share data)
Net sales	$247,657	$240,028	$463,356	$491,906
Cost of sales (exclusive of depreciation and amortization)	143,609	170,019	273,036	372,322
Selling, general, and administrative expenses	77,897	85,632	163,492	185,693
Depreciation and amortization	15,419	14,893	30,998	28,869
Total operating expenses	236,925	270,544	467,526	586,884
Income (loss) from operations	10,732	(30,516)	(4,170)	(94,978)
Interest expense, net	5,081	7,264	11,392	12,950
Loss on debt extinguishment	—	—	—	494
Gain on tax receivable agreement liability adjustment	—	(99,620)	—	(99,620)
Other (income) expense, net	(557)	(401)	996	421
Income (loss) before income taxes	6,208	62,241	(16,558)	(9,223)
Income tax expense	789	138,103	1,689	127,783
Net income (loss)	5,419	(75,862)	(18,247)	(137,006)
Less: net income (loss) attributable to non-controlling interests	304	(2,864)	(699)	(8,697)
Net income (loss) attributable to Funko, Inc.	$5,115	$(72,998)	$(17,548)	$(128,309)
Earnings (loss) per share of Class A common stock:
Basic	$0.10	$(1.54)	$(0.34)	$(2.71)
Diluted	$0.10	$(1.54)	$(0.34)	$(2.71)
Weighted average shares of Class A common stock outstanding:
Basic	52,107	47,428	51,406	47,338
Diluted	52,605	47,428	51,406	47,338

Funko, Inc.
Condensed Consolidated Balance Sheets
(Unaudited)

	June 30, 2024	December 31, 2023
	(In thousands, except per share data)
Assets
Current assets:
Cash and cash equivalents	$41,551	$36,453
Accounts receivable, net	122,174	130,831
Inventories	108,999	119,458
Prepaid expenses and other current assets	30,003	56,134
Total current assets	302,727	342,876
Property and equipment, net	80,768	91,335
Operating lease right-of-use assets, net	55,510	61,499
Goodwill	133,684	133,795
Intangible assets, net	159,460	167,388
Other assets	5,601	7,752
Total assets	$737,750	$804,645
Liabilities and Stockholders’ Equity
Current liabilities:
Line of credit	$90,000	$120,500
Current portion of long-term debt	22,315	22,072
Current portion of operating lease liabilities	16,631	17,486
Accounts payable	62,724	52,919
Accrued royalties	52,050	54,375
Accrued expenses and other current liabilities	85,329	91,480
Total current liabilities	329,049	358,832
Long-term debt	111,606	130,986
Operating lease liabilities	64,820	71,309
Other long-term liabilities	5,029	5,478

Commitments and Contingencies

Stockholders’ equity:
Class A common stock, par value $0.0001 per share, 200,000 shares authorized; 52,488 and 50,549 shares issued and outstanding as of June 30, 2024 and December 31, 2023, respectively	5	5
Class B common stock, par value $0.0001 per share, 50,000 shares authorized; 1,433 and 2,277 shares issued and outstanding as of June 30, 2024 and December 31, 2023, respectively	—	—
Additional paid-in-capital	335,808	326,180
Accumulated other comprehensive loss	(658)	(180)
Accumulated deficit	(111,612)	(94,064)
Total stockholders’ equity attributable to Funko, Inc.	223,543	231,941
Non-controlling interests	3,703	6,099
Total stockholders’ equity	227,246	238,040
Total liabilities and stockholders’ equity	$737,750	$804,645

Funko, Inc.
Condensed Consolidated Statements of Cash Flows
(Unaudited)

	Six Months Ended June 30,
	2024	2023
	(In thousands)
Operating Activities
Net income (loss)	$(18,247)	$(137,006)
Adjustments to reconcile net income to net cash provided by (used in) operating activities:
Depreciation and amortization	30,998	27,851
Equity-based compensation	7,100	8,437
Loss on debt extinguishment	—	494
Gain on tax receivable agreement liability adjustment	—	(99,620)
Deferred tax expense	—	123,206
Other, net	641	(2,517)
Changes in operating assets and liabilities, net of amounts acquired:
Accounts receivable, net	8,385	33,405
Inventories	10,102	61,640
Prepaid expenses and other assets	27,267	237
Accounts payable	10,528	13,400
Accrued royalties	(2,325)	(15,807)
Accrued expenses and other liabilities	(14,054)	(25,756)
Net cash provided by (used in) operating activities	60,395	(12,036)

Investing Activities
Purchases of property and equipment	(13,261)	(22,712)
Acquisitions of businesses and related intangible assets, net of cash acquired	—	(5,274)
Sale of Funko Games inventory and certain intellectual property	6,754	—
Other	518	420
Net cash used in investing activities	(5,989)	(27,566)

Financing Activities
Borrowings on line of credit	—	71,000
Payments on line of credit	(30,500)	—
Payments of long-term debt	(19,644)	(11,258)
Other, net	859	(2,773)
Net cash (used in) provided by financing activities	(49,285)	56,969

Effect of exchange rates on cash and cash equivalents	(23)	260

Net change in cash and cash equivalents	5,098	17,627
Cash and cash equivalents at beginning of period	36,453	19,200
Cash and cash equivalents at end of period	$41,551	$36,827

The following tables reconcile the Non-GAAP Financial Measures to the most directly comparable U.S. GAAP financial performance measure, which is net income (loss), for the periods presented:

	Three Months Ended June 30,		Six Months Ended June 30,
	2024	2023	2024	2023
	(In thousands, except per share data)
Net income (loss) attributable to Funko, Inc.	$5,115	$(72,998)	$(17,548)	$(128,309)
Reallocation of net income (loss) attributable to non-controlling interests from the assumed exchange of common units of FAH, LLC for Class A common stock (1)	304	(2,864)	(699)	(8,697)
Equity-based compensation (2)	3,276	4,795	7,100	8,437
Loss on extinguishment of debt (3)	—	—	—	494
Acquisition transaction costs and other expenses (4)	(1,605)	444	1,579	1,454
Certain severance, relocation and related costs (5)	101	346	1,967	2,081
Foreign currency transaction (gain) loss (6)	(563)	(401)	1,013	421
Inventory write-down (7)	—	—	—	30,084
Tax receivable agreement liability adjustments (8)	—	(99,620)	—	(99,620)
One-time disposal costs for unfinished inventory held at offshore factories (9)	—	2,404	—	2,404
Income tax expense (10)	(1,065)	145,551	2,914	143,650
Adjusted net income (loss)	$5,563	$(22,343)	$(3,674)	$(47,601)
Adjusted net income (loss) margin (11)	2.2%	(9.3)%	(0.8)%	(9.7)%
Weighted-average shares of Class A common stock outstanding-basic	52,107	47,428	51,406	47,338
Equity-based compensation awards and common units of FAH, LLC that are convertible into Class A common stock	2,473	4,481	2,350	4,423
Adjusted weighted-average shares of Class A stock outstanding - diluted	54,580	51,909	53,756	51,761
Adjusted earnings (loss) per diluted share	$0.10	$(0.43)	$(0.07)	$(0.92)

	Three Months Ended June 30,		Six Months Ended June 30,
	2024	2023	2024	2023
	(amounts in thousands)
Net income (loss)	$5,419	$(75,862)	$(18,247)	$(137,006)
Interest expense, net	5,081	7,264	11,392	12,950
Income tax expense	789	138,103	1,689	127,783
Depreciation and amortization	15,419	14,893	30,998	28,869
EBITDA	$26,708	$84,398	$25,832	$32,596
Adjustments:
Equity-based compensation (2)	3,276	4,795	7,100	8,437
Loss on extinguishment of debt (3)	—	—	—	494
Acquisition transaction costs and other expenses (4)	(1,605)	444	1,579	1,454
Certain severance, relocation and related costs (5)	101	346	1,967	2,081
Foreign currency transaction (gain) loss (6)	(563)	(401)	1,013	421
Inventory write-down (7)	—	—	—	30,084
Tax receivable agreement liability adjustments (8)	—	(99,620)	—	(99,620)
One-time disposal costs for unfinished inventory held at offshore factories (9)	—	2,404	—	2,404
Adjusted EBITDA	$27,917	$(7,634)	$37,491	$(21,649)
Adjusted EBITDA margin (12)	11.3%	(3.2)%	8.1%	(4.4)%

(1)
Represents the reallocation of net income (loss) attributable to non-controlling interests from the assumed exchange of common units of FAH, LLC for Class A common stock in periods in which income (loss) was attributable to non-controlling interests.

(2)	Represents non-cash charges related to equity-based compensation programs, which vary from period to period depending on the timing of awards.
(3)	Represents write-off of unamortized debt financing fees for the six months ended June 30, 2023.
(4)
For the three and six months ended June 30, 2024, includes one-time legal settlement gain and contract settlement agreements of related services to and fair market value adjustments of certain assets held for sale. For the three months ended June 30, 2023 includes one-time bank monitoring fees. For the six months ended June 30, 2023, includes acquisition-related costs related to investment banking and due diligence fees.

(5)
For the three and six months ended June 30, 2024, includes charges related severance and benefit costs related to certain management departures. For the three months ended June 30, 2023, includes charges to remove leasehold improvements and return multiple Washington-based warehouses. For the six months ended June 30, 2023, includes charges related to severance and benefit costs for a reduction-in-force.

(6)	Represents both unrealized and realized foreign currency gains and losses on transactions denominated other than in U.S. dollars, including derivative gains and losses on foreign currency forward exchange contracts.
(7)	For the six months ended June 30, 2023, represents a one-time inventory write-down charge, outside normal business operations, to improve U.S. warehouse operational efficiency.
(8)
Represents reduction of the tax receivable agreement liability as a result of recognizing a full valuation allowance of the Company’s deferred tax assets and anticipated inability to realize future tax benefits.

(9)	For the three and six months ended June 30, 2023, represents one-time disposal costs related to unfinished inventory held at offshore factories.
(10)	Represents the income tax expense effect of the above adjustments, except for the tax liability receivable adjustment. This adjustment uses an effective tax rate of 25% for all periods presented. For the three and six months ended June 30, 2023, this also includes $123.2 million recognized valuation allowance on the Company’s deferred tax assets.
(11)	Adjusted net income (loss) margin is calculated as adjusted net loss as a percentage of net sales.
(12)	Adjusted EBITDA margin is calculated as adjusted EBITDA as a percentage of net sales.